Exhibit 99.4

[LETTERHEAD OF MORGAN STANLEY & CO. LLC]

Board of Directors

NRG Energy, Inc.

211 Carnegie Center

Princeton, New Jersey 08540

Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 20, 2012, to the Board of Directors of NRG Energy, Inc. (“NRG”) as Annex C to, and reference thereto under the headings “SUMMARY — Opinions of Financial Advisors” and “THE MERGER — Opinions of NRG’s Financial Advisors — Morgan Stanley & Co. LLC ” in, the joint proxy statement/prospectus relating to the proposed transaction involving NRG and GenOn Energy, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of NRG.  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

MORGAN STANLEY & CO. LLC

	By:	/s/ Jeffrey R. Holzschuh
Jeffrey R. Holzschuh
Vice Chairman, Managing Director

August 15, 2012